------------------------------------------------------------------------------
THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED OR SOLD IN THE
UNITED STATES OR TO U.S. PERSONS (OTHER THAN DISTRIBUTORS) UNLESS SUCH
SHARES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE
ACT.
------------------------------------------------------------------------------

                            AMENDED AND RESTATED
              REGISTRATION RIGHTS AND STOCKHOLDERS' AGREEMENT


         This AMENDED AND RESTATED REGISTRATION RIGHTS AND STOCKHOLDERS' AGREEMENT (this "Agreement") is made as of this 30th day of March, 2001, by and among America Online Latin America, Inc., a Delaware corporation having its principal place of business at 6600 N. Andrews Avenue, Suite 500, Fort Lauderdale, Florida 33309 (the "Company"), Banco Itau, S.A., a Brazilian Sociedade Anonima having its principal registered office at 176 Rua Boa Vista, Sao Paulo ("Itau"), Banco Banerj, S.A., a Brazilian Sociedade Anonima having its principal registered office at Rua da Alfandega 28, 9th Floor, Rio de Janeiro, Banco Itau, S.A. - Cayman Branch, a Brazilian Sociedade Anonima having its principal registered office at Ansbacher House, 3rd Floor, 20 Genesis Close, P.O. 501, Grand Cayman, Cayman Islands, B.W.I. ("Itau - Cayman"), and Itau Bank Limited, a Cayman limited liability company having its principal registered office at Ansbacher House, 3rd Floor, 20 Genesis Close - P.O. Box 10141, Grand Cayman, Cayman Islands, B.W.I. (with Itau, Banco Banerj, S.A., and Itau - Cayman, each a "Stockholder" and collectively, the "Stockholders") and, for the limited purpose of joining in the covenants contained in Sections 10.1(g), 10.2, 10.3, 10.4 and 10.5 hereof, America Online, Inc., a Delaware corporation ("AOL"), Aspen Investments LLC, a Delaware limited liability company ("Aspen"), and Atlantis Investments LLC, a Delaware limited liability company ("Atlantis," and together with Aspen, "ODC").

         WHEREAS, the Company has issued to the Stockholders 31,700,000 shares (the "Initial Shares") of its Common Stock (as defined herein) pursuant to a Regulation S Stock Subscription Agreement (the "Stock Subscription Agreement") dated June 12, 2000 between the Company and Itau and Banco Banerj, S.A. (collectively, the "Former Stockholders"); and

         WHEREAS, in connection with the issuance of the Initial Shares (as defined below), the Company and the Former Stockholders entered into a Registration Rights and Stockholders' Agreement dated August 11, 2000 (the "Original Agreement"), which agreement was joined for a limited purpose by AOL and Riverview Media Corp., a British Virgin Islands corporation ("Riverview"); and

         WHEREAS, the Former Stockholders assigned their interests in the Initial Shares, the Stock Subscription Agreement and the Original Agreement to Banco Itau, S.A. - Cayman Branch and Itau Bank Limited pursuant to a letter agreement dated August 8, 2000; and

         WHEREAS, pursuant to the AOL-LA Share Transfer and Assignment Agreement, dated as of December 28, 2000, by and between Riverview, Aspen and Atlantis, Riverview assigned all if its right, title and interest in and to all securities of the Company owned by it to Aspen and Atlantis, together with all of its rights, duties and obligations under each of the agreements related thereto, including the Original Agreement; and

         WHEREAS, the Company has agreed to issue to Itau - Cayman U.S. $19,864,875 worth of shares (the "New Shares") of its Common Stock pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated March 30, 2001 between the Company, Itau - Cayman, AOL and ODC, and in connection therewith the parties wish to make the New Shares subject to certain provisions of the Original Agreement and to effect certain additional changes, and in connection therewith, the Company and the Stockholders desire to amend and restate in its entirety the Original Agreement as described herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereto hereby agree to amend and restate the Original Agreement in its entirety as follows:

         Section 1.  Definitions

         Section 1.1. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning given in the Exchange Act.

         "Agreement" shall have the meaning given in the Preamble.

         "AOL" means America Online, Inc., a Delaware corporation, and it successors.

         "AOL-TW" means AOL-Time Warner, Inc., a Delaware corporation, and it successors.

         "Available Shares" means, (i) at any time prior to the consummation of the IPO, all of the shares of Common Stock owned by the Stockholders and (ii) at any time after the consummation of the IPO, all of the Unrestricted Shares of Common Stock.

         "Board" means the Board of Directors of the Company as constituted from time to time.

         "Business Day" means any day, other than a Saturday or Sunday, on which federally chartered banks in the United States and Brazil are open for business.

         "Change in Control" shall mean the first to occur of the following: (a) the date on which AOL and ODC do not own, collectively, shares of capital stock of the Company representing more than fifty percent (50%) of the voting power entitled to be cast at elections for directors ("Voting Power") of the Company, (b) the date on which AOL and ODC do not, collectively, have the right to elect either (i) at least a majority of the Board of Directors of the Company or (ii) at least a majority of the members of the Special Committee of the Board of Directors of the Company (as such term is defined in the Restated Certificate of Incorporation), so long as such Special Committee is constituted and empowered as set forth in the Restated Certificate of Incorporation (the "Special Committee"), (c) any Person or Persons other than AOL or ODC acquires any general power to prevent the Company's Board of Directors or shareholders from taking action on a substantial range of corporate actions without the approval of such Person or Persons other than pursuant to covenants and agreements of the Company contained in any loan documents, indentures or similar agreements entered into in connection with any bona fide indebtedness for money borrowed by the Company after the date hereof, or (d) the date on which the Company sells, leases, exchanges or otherwise transfers (in one transaction or a series of related transactions) all or substantially all of the assets of the Company to any Person other than one in which (x) AOL and ODC own, collectively, shares of capital stock or other equity securities of the acquiring Person representing more than fifty percent (50%) of the Voting Power or collectively have the right to elect at least a majority of the board of directors or managers, as applicable, of the acquiring Person, (y) no Person or Persons other than AOL or ODC has any general power described in clause (c) above with respect to such acquiring Person and (z) the Holders have not less than the same proportionate interest in such acquiring Person vis-a-vis AOL and ODC as they had in the Company immediately prior to consummation of such sale, lease, assignment or transfer.

         Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred pursuant to clauses (a) or (b) so long as AOL, together with any Subsidiary, not less than seventy-five percent (75%) of the outstanding equity securities and Voting Power of which are owned, directly or indirectly, by AOL-TW, together with another third party, (i) retains not less than fifty percent (50%) of the Voting Power of the Company, with AOL and such Subsidiaries retaining greater Voting Power in the Company than such third party and (ii) has the right to elect either
(i) at least a majority of the Board of Directors of the Company or (ii) at least a majority of the members of the Special Committee.

         "Closing Price" means, as of any date, the closing price of the Common Stock on the trading date immediately preceding the date in question as reported in the Eastern Edition of The Wall Street Journal or, if The Wall Street Journal does not then report the sales price of the Common Stock, such other source as reasonably shall be selected by the board of the directors of the Company.

         "Commission" means the Securities and Exchange Commission, or any successor agency performing the functions currently performed by the Securities and Exchange Commission.

         "Common Stock" means the Class A Common Stock, par value U.S $.01 per share, of the Company.

         "Company" shall have the meaning given in the Preamble.

         "Competitor" means any Person which competes (or any of whose Affiliates competes) in a material way with the Company or any of its operating companies; for purposes hereof, "Competitor" shall be deemed to include, without limitation, the following companies and their respective
Affiliates: Globo.com, StarMedia, Yahoo, MSN.com, TerraLycos, Universo Online, Prodigy and Ciudad Internet. For purposes of this definition of "Competitor" only, Affiliate of any Person shall mean any other Person that, directly or indirectly, controls, is under common control with or is controlled by that Person. For purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Demand Filing Date" shall have the meaning given in Section 3.2.

         "Demand Holder" shall have the meaning given in Section 3.1.

         "Demand Registration" shall have the meaning given in Section 3.1.

         "Demand Request" shall have the meaning given in Section 3.1.

         "Effective Date" means August 7, 2000.

         "Encumbrance" shall mean any mortgage, pledge, security interest, lien, restriction on use or transfer, other than those imposed by law, voting agreement, adverse claim or encumbrance or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or similar law of any jurisdiction.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, as amended.

         "Governmental Authority" shall mean any domestic or foreign national, state or municipal or other local government or multi-national body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory authority thereunder and any corporation, partnership or other entity directly or indirectly owned by or subject to the control of any of the foregoing.

         "Holder" means, as of any date, the Stockholders and each other person to whom a Stockholder shall have assigned any rights hereunder in accordance with the provisions of Section 12.6 and who owns Registrable Securities as of such date.

         "Indemnified Party" shall have the meaning given in Section 9.3.

         "Indemnifying Party" shall have the meaning given in Section 9.3.

         "Initial Shares" shall have the meaning given in the Preamble.

         "IPO" means the initial public offering of the Common Stock pursuant to an offering registered under the Securities Act.

         "Itau" means Banco Itau, S.A., a Brazilian Sociedade Anonima.

         "Itau - Cayman" Banco Itau, S.A. - Cayman Branch, a Brazilian Sociedade Anonima.

         "Itausa" means Itausa-Investimentos Itau, S.A., a Brazilian Sociedade Anonima.

         "Launch Date" shall have the meaning given in the Marketing
Agreement.

         "Lock-Up Agreement" means the agreement between each Holder and the managing underwriter or underwriters for an Underwritten Offering, pursuant to which each Holder agrees that it will not, during the Lock-Up Period (as defined below) offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for any shares of Common Stock now owned or hereafter acquired directly by such Holder or with respect to which such Holder has or hereafter acquires the power of disposition, provided such restriction shall not apply to (i) transfers to Permitted Stockholder Affiliates or (ii) Repo transactions effected in accordance with the provisions of Section 10.1(f).

          "Lock-Up Period" means the respective period agreed to in a Lock-Up Agreement during which time each Holder agrees that it will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for any shares of Common Stock now owned or hereafter acquired directly by such Holder or with respect to which such Holder has or hereafter acquires the power of disposition, provided such restriction shall not apply to (i) transfers to Permitted Stockholder Affiliates or (ii) Repo transactions effected in accordance with the provisions of Section 10.1(f).

         "Losses" shall have the meaning given in Section 9.1.

         "Marketing Agreement" means the Strategic Interactive Services and Marketing Agreement, dated as of June 12, 2000, by and between the Company, America Online Brasil Ltda., a Brazilian limited liability quota company ("AOLB"), and Itau.

         "New Shares" shall have the meaning given in the Preamble.

         "ODC" means, collectively, Aspen, Atlantis and each of their successors.

         "Original Agreement" shall have the meaning given in the Preamble.

         "Permitted Stockholder Affiliate" means any Person, not less than seventy-five percent (75%) of the outstanding equity securities and Voting Power of which are owned, directly or indirectly, by any Stockholder or Itausa.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "Prospectus" means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

         "Public Sale" shall mean a sale of securities pursuant to an offering registered under the Securities Act or in a transaction pursuant to Rule 144 or in a Nasdaq Transaction as defined in Section 10.1(e) herein.

         "Register," "Registered" and "Registration," whether or not capitalized, mean and refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

         "Registrable Securities" means any Unrestricted Shares owned by a Holder; provided, however, that Unrestricted Shares that are Registrable Securities shall cease to be Registrable Securities (x) upon the consummation of any sale of such shares pursuant to (i) an effective Registration Statement under the Securities Act or (ii) Regulation S or Rule 144, (y) at such time, if any, as such shares of Common Stock (which are issued or which may become issued upon conversion or exchange of any other security) become eligible for sale under Rule 144(k) under the Securities Act and (z) with respect to any Holder, on the first date when all of the Registrable Securities then held by such Holder are eligible for sale during a single three month period under Rule 144.

         "Registration Expenses" shall have the meaning given in Section 8.

         "Registration Statement" means any registration statement filed with the Commission by the Company pursuant to the Securities Act and any additional registration statement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre-and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement to be filed pursuant to the terms of this Agreement.

         "Regulation S" means Regulation S promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Regulation.

         "Repo" shall have the meaning given in Section 10.1(f).

         "Required Efforts" means (i) best efforts, with respect to any registration of Registrable Securities having an aggregate market value of at least U.S. $100,000,000 (or, if the registration relates to all of the then outstanding Registrable Securities, U.S. $50,000,000), based on the closing market price for the Common Stock on the trading day prior to the Company's receipt of the request at issue and before calculation of underwriting discounts and commissions, and (ii) all commercially reasonable efforts, with respect to any other registration of Registrable Securities.

         "Restated Certificate of Incorporation" means the Company's Amended and Restated Certificate of Incorporation as the same may be amended from time to time.

         "Restricted Shares" shall have the meaning given in Section
10.1(b).

         "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Sale" has the meaning given in Section 10.1(e).

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, as amended.

         "Sell" has the meaning given in Section 10.1(e).

         "Shares" means, collectively, the Initial Shares and the New Shares, together with securities issued with respect to, or in exchange for or in replacement of, such shares by way of stock dividend, stock distribution or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or otherwise.

         "Stockholder" and "Stockholders" shall have the meanings given in the Preamble.

         "Stock Purchase Agreement" shall have the meaning given in the Preamble.

         "Stock Subscription Agreement" shall have the meaning given in the Preamble.

         "Subsidiary" has the meaning given in the Restated Certificate.

         "Underwritten Registration or Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

         "Unrestricted Shares" shall have the meaning given in Section
10.1(c).

         Section 2.  "Piggy-Back" Registrations

         Section 2.1. "Piggy-Back" Rights. If at any time after the IPO the Company shall determine to register for its own account or the account of others under the Securities Act (including (i) in connection with a public offering by the Company other than the IPO or (ii) a demand for registration made by any stockholder of the Company including any of the parties hereto) any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of an entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans) it shall send to each Holder written notice of such determination and if, within 30 days after the mailing of such notice, such Holder shall so request in writing, the Company shall use its Required Efforts to include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered. The Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.1 without any obligation to any Holder.

         Section 2.2. Underwritten Offerings. If the registration of which the Company gives notice is for an Underwritten Offering, the Company shall so advise the Holders as a part of the written notice given pursuant to
Section 2.1. In such event, the right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in such Underwritten Offering and the inclusion of such Holder's Registrable Securities in the Underwritten Offering to the extent provided herein. All Holders proposing to distribute their securities through such Underwritten Offering shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company or the stockholders effecting such registration.

         Notwithstanding any other provision of this Section 2, if the managing underwriter shall preclude any shares of Common Stock from being included in the Registration Statement as to which a Holder has elected to exercise the piggy-back rights granted pursuant to this Section 2 or otherwise impose a limitation on the number of shares of such Common Stock which may be included in the Registration Statement as to which a Holder has elected to exercise the piggy-back rights granted pursuant to this
Section 2 because, in such underwriter's reasonable judgment, such preclusion or limitation is necessary to effect an orderly public distribution, the number of shares to be included in the Underwritten Offering or registration, if any, shall be allocated as set forth in
Section 2.3. If any person does not agree to the terms of any such customary underwriting agreement, such person shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such Underwritten Offering shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 2.3.

         Section 2.3. Cut-backs in "Piggy-Back" Registrations. For purposes of this Section 2, in any circumstance in which all of the Registrable Securities and other shares of Common Stock or other securities of the Company (including shares of Common Stock issued or issuable upon conversion of any outstanding securities of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included, if any, shall be allocated first to the Company for securities being sold for its own account and second to all holders of the Company's common stock, including any Holders hereunder, who timely exercised their piggy-back registration rights pro rata based upon their total ownership of the aggregate number of shares requested to be included in such registration by the holders of piggy-back registration rights, or if such registration is a demand registration initiated by the Company on behalf of any other holders of demand registration rights, (i) first to such holders pro rata based upon their total ownership of the aggregate number of shares requested to be included in such registration by the holders of demand registration rights, (ii) second to all holders of the Company's common stock, including any Holders hereunder, who timely exercised their piggy-back registration rights pro rata based upon their total ownership of the aggregate number of shares requested to be included in such registration by the holders of piggy-back registration rights, and (iii) thereafter to the Company for securities being sold for its own account. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights.

         Section 3.  "Demand" Registrations

         Section 3.1. "Demand" Rights. At any time following the first anniversary of the Effective Date, each Holder (a "Demand Holder") may, from time to time, make a written request (each a "Demand Request") for registration under the Securities Act (a "Demand Registration") of all or part of the Registrable Securities held by such Holder; provided, however, that the Registrable Securities requested to be registered shall, on the date that the Demand Request is delivered, have an aggregate market value of at least U.S. $50,000,000 before calculation of underwriting discounts and commissions (based on the closing market price for the Common Stock on the trading day prior to the Company's receipt of the Demand Request). Each Demand Request shall specify the number of Registrable Shares proposed to be sold by such Demand Stockholder.

         Section 3.2. Within 15 days after receipt of each Demand Request, the Company shall give written notice of such Demand Request to all non-requesting Holders and shall use its Required Efforts to cause a Registration Statement to be filed with the Commission on a date (the "Demand Filing Date") not later than 120 days after the Company's receipt of a Demand Request, and shall use its Required Efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing. Both the initial Demand Request and any request to join in such Demand Request shall be considered a single Demand Request. The Registration Statement shall cover the Registrable Securities specified in the Demand Request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request received by the Company within 20 days after the written notice of the Demand Request from the Company is mailed or delivered to the non-requesting Holders. Subject to Sections 3.6 and 3.7, the Registration Statement filed pursuant to the request of the Demand Holders may also include other securities of the Company.

         Section 3.3. Limitations on Demand Rights. Notwithstanding any other provision set forth in this Section 3, no Holder shall be entitled to deliver a Demand Request within 90 days after the effectiveness of any Registration Statement filed (i) by the Company pursuant to an Underwritten Offering by the Company or (ii) on behalf of any Demand Holder or any other holder of demand registration rights with respect to the Common Stock.

         The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to Section 3.2:

         (a) if the Company has initiated three (3) such registrations pursuant to Section 3.2, provided that only the following registrations shall be counted: (1) registrations which have been declared or ordered effective and pursuant to which Registrable Securities have been sold and
(2) registrations which have been withdrawn by the Holders (other than pursuant to the last sentence of Section 3.4) as to which the Holders have not elected to bear the Registration Expenses;

         (b) if the Demand Holders request that the offering be underwritten in any manner other than a firm commitment basis by underwriters selected by the Company (subject to the consent of a majority of the Demand Holders, which consent will not be unreasonably withheld, conditioned or delayed, or, if the Company has not selected an underwriter within 30 days after its receipt of a Demand Request, by the underwriters selected by holders of a majority of the Registrable Securities to be included in such Registration Statement) or if the Demand Holders request that the offering not be underwritten; or

         (c) if the Company and the Demand Holders are unable to obtain the commitment of the underwriter described in clause (b) above to firmly underwrite the offer.

         Section 3.4. Deferral of Demand Registrations. The Company may defer the filing (but not the preparation) of a Registration Statement required to be filed by this Section 3 until a date not later than 120 days after the Demand Filing Date if:

         (a) at the time the Company receives the Demand Request, there is
(i) material non-public information regarding the Company which the Board reasonably determines not to be in the Company's interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose; or

         (b) prior to receiving the Demand Request, the Board had determined to effect an Underwritten Offering and the Company had taken substantial steps and is proceeding with reasonable diligence to effect such Underwritten Offering.

         A deferral of the filing of a Registration Statement pursuant to this Section 3.4 shall be lifted, and the requested Registration Statement shall be filed forthwith, if, (x) in the case of a deferral pursuant to clause (a)(i), the material non-public information is made public by the Company or is no longer material, (y) in the case of a deferral pursuant to clause (a)(ii), the significant business opportunity is disclosed by the Company or is terminated, or (z) in the case of a deferral pursuant to clause (b), the proposed registration for the Company's account is abandoned. In order to defer the filing of a Registration Statement pursuant to this Section 3.4, the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Demand Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section
3.4 and containing an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Securities held by the Demand Holder and each other Holder and for which registration was previously requested may withdraw such Demand Request by giving written notice to the Company.

         Section 3.5. Right to Participate. The rights of any Holder to participate in an underwritten registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

         Section 3.6. Participation in Demand Registrations. If the Company shall request inclusion in any registration pursuant to Section 3.2 of securities being sold for its own account, or if persons holding Other Shares shall request inclusion in any registration pursuant to Section 3.2, the Demand Holders shall, on behalf of all Holders, offer to include such securities in the registration and may condition such offer on such persons' acceptance of the further applicable provisions of this Agreement (including Section 6). The Company shall (together with all Holders and other persons proposing to distribute their securities through such registration) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters. Notwithstanding any other provision of this Section 3, if the managing underwriter shall preclude any shares of Common Stock from being included in the Registration Statement as to which a Holder has elected to exercise the piggy-back rights granted pursuant to Section 3.2 or otherwise impose a limitation on the number of shares of such Common Stock which may be included in a Registration Statement being filed pursuant to Section 3.2 because in its judgment, such limitation is necessary to effect an orderly public distribution, the number of shares to be included in the underwriting or registration, if any, shall be allocated as set forth in Section 3.7. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Demand Holders holding a majority of the securities being requested in such offering (not including such non-agreeing holders). Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 3.6, then the Company shall offer to all persons who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such persons requesting additional inclusion in accordance with Section 3.7.

         Section 3.7. Cutbacks in Demand Registrations. For purposes of Sections 3.2 and 3.6, in any circumstance in which all of the Registrable Securities and Other Shares requested to be included in a registration on behalf of the Holders undertaken pursuant to said Section 3.2 cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares, if any, that may be so included pursuant to Section 3.6, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares (i) first, to each Holder, pro rata on the basis of the number of shares of Registrable Securities held by such Holders that such Holders had timely requested to be included in the registration, (ii) thereafter, to the selling holders of the Other Shares, pro rata on the basis of the number of Other Shares that such other selling stockholders had requested to be included in the registration, and (iii) thereafter to the Company. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to Section 3.2 in order to include shares held by any other stockholders or by the Company.

         Section 4.  S-3 Registrations.

         At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), Holders of Registrable Securities may request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate market value of at least U.S. $25,000,000 (based on the closing market price for the Common Stock on the trading day prior to the Company's receipt of the request). The Company shall not be obligated to effect any registration under this
Section 4 (i) if in a given six month period, the Company has effected one
(1) such registration in such period, or (ii) if the Company has initiated four (4) such registrations pursuant to this Section 4, provided that only the following registrations shall be counted: (1) registrations which have been declared or ordered effective and pursuant to which Registrable Securities have been sold and (2) registrations which have been withdrawn by the Holders (other than pursuant to the last sentence of Section 3.4) as to which the Holders have not elected to bear the Registration Expenses. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Holders from whom notice has not been received. Such Holders shall have the right, by giving written notice to the Company within 20 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Securities as such Holders may request in such notice of election. The provisions of Sections 3.5 through 3.7 shall apply to such registration. Thereupon the Company shall use its Required Efforts to effect the registration on Form S-3, or such successor form, of all Registrable Securities that the Company has been requested to register in connection with such registration.

         Section 5.  Registration Procedures

         Whenever any Holder has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its Required Efforts to effect the registration of such Registrable Securities and in furtherance thereof the Company shall:

         (a) prepare and file with the Commission on any appropriate form under the Securities Act with respect to such Registrable Securities and use its Required Efforts to cause such Registration Statement to become effective;

         (b) (i) prepare and file with the Commission such amendments, including post-effective amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for a period of not less than 180 days (or (1) such lesser period as is necessary for the underwriters in an Underwritten Offering to sell unsold allotments or (2) such longer period as may be commercially reasonable if such Registration Statement is for a shelf registration conducted pursuant to the provisions of Rule 415 (or any similar provisions then in force) promulgated under the Securities Act), but in any case not including in such 180 days any period for which sales have been discontinued pursuant to
Section 7(c); (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and, as so supplemented or amended, to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as possible, provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;

         (c) (i) furnish to the Holders of Registrable Securities to be sold, their counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holders, their counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

         (d) notify the Holders of Registrable Securities to be sold, their counsel and any managing underwriters as promptly as possible and confirm such notice in writing no later than one Business Day following the day:

                  (i) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;

                  (ii) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement;

                  (iii) when the Registration Statement or any post-effective amendment thereto has become effective;

                  (iv) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;

                  (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;

                  (vi) when any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby shall cease to be true and correct in all material respects;

                  (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and

                  (viii) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (e) use all Required Efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

         (f) if reasonably requested by any managing underwriter, if any Registrable Securities are to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) thereafter make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this clause (f) that would, in the opinion of counsel for the Company, violate applicable law;

         (g) furnish to each Holder of Registrable Securities to be sold, their counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission;

         (h) promptly deliver to each Holder of Registrable Securities to be sold, their counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling stockholders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

         (i) prior to any public offering of Registrable Securities, use its Required Efforts to register or qualify or cooperate with the selling Holders, any underwriters and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for at least 180 days (or such shorter period as the applicable Registration Statement shall be effective) and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject;

         (j) cooperate with the selling Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or stockholders may request at least two Business Days prior to any sale of Registrable Securities;

         (k) upon the occurrence of any event contemplated by Section 5(d)(viii) of this Agreement, as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file all other required documents so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (l) use its Required Efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the securities exchange, quotation system, market or over-the-counter bulletin board on which similar securities issued by the Company are then listed;

         (m) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters in order to expedite or facilitate the disposition of such Registrable Securities, and those reasonably requested by the selling Holders whether or not an underwriting agreement is entered into):

                  (i) make such representations and warranties to such selling Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested;

                  (ii) in the case of an Underwritten Offering, obtain and deliver copies thereof to the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and counsel to the selling stockholders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters;

                  (iii) immediately prior to the effectiveness of the Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the selling Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Holder and each of the underwriters, if any, in form and substance as are customary in connection with Underwritten Offerings;

                  (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters than those set forth in Section 9 of this Agreement (or such other provisions and procedures acceptable to the managing underwriters and such selling Holders); and

                  (v) deliver such documents and certificates as may be reasonably requested by the selling Holders, their counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

         (n) make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holder or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Company to be of a confidential nature at the time of delivery of such information (A) shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such person; or (iv) such information becomes available to such person from a source other than the Company and such source is not known by such person to be bound by a confidentiality agreement with the Company and (B) shall not be required to be disclosed to any representative or agent of a Holder with respect to which the Company has a good faith basis to request, and does so request, that disclosure of such confidential information not be made to such representative or agent;

         (o) comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158;

         (p) require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the Registration Statement refers to any such Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required; and

         (q) not file a Registration Statement pursuant to Section 3.2 hereof if Holders of a majority of the Registrable Securities covered thereby or their counsel or any managing underwriter of the Registrable Securities covered thereby shall reasonably object in writing within 3 Business Days of their receipt of such Registration Statement for review pursuant to Section 5(c)(i) hereof.

         Section 6.  Lock-Up Agreement; Stockholder Right to Review Information

         If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, each Holder shall enter into a Lock-Up Agreement pursuant to which they shall agree not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred and eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act relating to an Underwritten Offering by the Company of its securities, provided that all stockholders of the Company holding in excess of fifteen percent (15%) of the shares of Common Stock then outstanding (calculated on an as converted fully-diluted basis) enter into similar Lock-Up Agreements of no lesser duration than that requested of such Holder and provided that such other stockholders agree not to sell any of their Company securities during the term of the Lock-Up Agreement pursuant to consent of the underwriters unless such Holder receives such consent of the underwriters to sell a proportional amount of the Common Stock held by it. Notwithstanding the foregoing, during such 180-day period, (A) each Stockholder may (i) transfer Common Stock (or other securities) of the Company to its Permitted Stockholder Affiliates, provided that each such transferee executes an identical Lock-Up Agreement and (ii) effect Repo transactions in accordance with the provisions of Section 10.1(f) hereof and (B) any Holder may transfer Common Stock (or other securities) of the Company to any Affiliate, all of the outstanding equity securities and Voting Power of which is owned, directly or indirectly, by such Holder, provided that each such transferee executes an identical Lock-Up Agreement.

         The obligations described in this Section 6 shall not apply to a registration on Form S-8 or S-4 or any successor form. The Company may impose stop-transfer instructions with respect to the Shares (or other securities) subject to the foregoing restrictions until the end of any applicable Lock-Up Period.

         Prior to the Company filing with the Commission any Registration Statement for Common Stock or any other securities of the Company, the Holders shall have a reasonable opportunity to review and comment upon any information contained in such Registration Statement relating in any way to the Holders. The Company agrees to request confidential treatment from the Commission for any information relating to the Holders if reasonably requested by the Holders.

         Section 7.  Holder Covenants

         Each Holder hereby covenants and agrees that:

         (a) it will not sell any Registrable Securities under a Registration Statement until it has received notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective;

         (b) it and its officers, directors or Affiliates, if any, will comply with the Prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to a Registration Statement; and

         (c) upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 5(d)(iv), (v), (vi), (vii) or
(viii) of this Agreement, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

         Section 8.  Registration Expenses

         Except to the extent limited by the applicable state law, all fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not pursuant to an Underwritten Offering and whether or not any Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any securities exchange or market on which Registrable Securities are required hereunder to be listed, and (B) in compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of one counsel for all Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, determine)); (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any;
(iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company; (v) Securities Act liability insurance, if the Company desires such insurance; (vi) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement; and (vii) all of the internal expenses of the Company incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder (all such expenses being referred to herein as "Registration Expenses"); provided, however, that except as expressly set forth herein, in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities or, except as provided in (i) above, any counsel, accountants or other persons retained by the Holders incurred in connection with the consummation of the transactions contemplated by this Agreement.

         Section 9.  Indemnification and Contribution

         Section 9.1. Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder and its agents, brokers, investment advisors and employees of each of them and each underwriter of the Registrable Securities and each such Person's respective officers, directors, affiliates, partners and any broker or dealer through whom such shares may be sold and each person, if any, who controls (within the meaning of Section 15 of the Securities Act) such Holder or any such underwriter, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in any Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

         Section 9.2. Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of Prospectus, or arising solely out of or based solely upon any untrue statement or omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading to the extent, but only to the extent, that such untrue statement or omission is contained or omitted, as the case may be, in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of Prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         Section 9.3.  Conduct of Indemnification Proceedings.

         (a) If any Proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

         (b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, provided, however, the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding or to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the reasonable expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

         (c) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

         Section 9.4.  Contribution.

         (a) If a claim for indemnification under Section 9.1 or 9.2 is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth herein, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (c) The indemnity and contribution agreements contained in this
Section 9 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         Section 9.5.  Rule 144. Following the IPO, the Company covenants that:

         (a) it shall file the reports required to be filed by the Company under the Securities Act and the Exchange Act, so as to enable the Holders to sell Registrable Securities pursuant to Rule 144 under the Securities Act;

         (b) it shall cooperate with any Holder in connection with any sale, transfer or other disposition by such Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act;

         (c) it shall take such action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell its Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions; and

         (d) upon the request of any Holder, it shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

         Section 10.  Restrictions on Transfer; Certain Covenants.

         Section 10.1. Restrictions on Transfer by Stockholders.

         (a) Initial Lock-up. As a condition to, and in consideration of, the issuance by the Company to the Stockholders of the Initial Shares pursuant to the Stock Subscription Agreement, each Stockholder agrees that it will not, directly or indirectly, without the prior written consent of the Company, offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) of any right, title or interest in any of the Restricted Shares, including, without limitation, by filing (or participating in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establishing or increasing a put equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to, any of the Restricted Shares. Notwithstanding the foregoing, each Stockholder may, without violating the provisions hereof, transfer all or any part of the Restricted Shares to any Permitted Stockholder Affiliate, and may pledge, hypothecate or engage in another similar financing transaction of any Restricted Shares (including, without limitation, Repos (as defined below), if conducted in accordance with the provisions of Section 10.1(f) hereof), but not including short sales or transactions involving any hedging of a Stockholder's Shares or use of any puts, calls or other derivatives in connection with any of a Stockholder's Shares (other than in connection with Repos conducted in accordance with the provisions of Section 10.1(f) hereof) so long as (i) the transferring Stockholder continues, prior to default thereunder, to retain record and beneficial title (in connection with transactions other than Repo transactions and other than transfers to any Permitted Stockholder Affiliates) to, and have the sole and exclusive authority and right to vote the shares subject to, any such pledge, hypothecation or other financing transaction and (ii) if effected or entered into prior to the expiration of the "distribution compliance period" (as defined in Regulation S), the provisions of such transaction complies with the provisions of Regulation S. In addition, each Stockholder may, without violating the provisions hereof, tender or exchange all or any part of the Restricted Shares into any tender or exchange offer for Common Stock conducted by the Company or any third party; provided, that if such tender or exchange offer is for less than all of the then outstanding shares of Common Stock, upon consummation of such tender or exchange offer, each Stockholder shall be deemed to have first tendered or exchanged and sold all of the Unrestricted Shares then held by such Stockholder prior to selling any Restricted Shares, with the result that any Shares tendered or exchanged by a Stockholder in excess of such number of Unrestricted Shares and not purchased in the tender or exchange offer shall continue as Restricted Shares for all purposes hereunder.

         (b)(i) Release from Lock-up. For purposes hereof, all of the Initial Shares shall constitute "Restricted Shares" until the First Release Date. After the First Release Date, and each Release Date thereafter, the number of "Restricted Shares" shall be determined as set forth below. For purposes hereof, the "First Release Date" shall be December 10, 2001, and each subsequent "Release Date" shall be the dates that are the first, second, third and fourth anniversaries of the First Release Date.

                                                 Initial
            Release Date                    Shares Restricted

         December 10, 2001                       83.33%
         December 10, 2002                       41.67%
         December 10, 2003                       25.00%
         December 10, 2004                        8.33%
         December 10, 2005                        0.00%

         (ii) Notwithstanding the foregoing, the number of Restricted Shares shall be deemed to be zero (0) upon the first to occur of (A) a Change in Control and (B) the date on which Itau becomes entitled to terminate, and does so terminate, the Marketing Agreement, including, without limitation, because of an AOLA Change of Control (as such term is defined in the Marketing Agreement); provided, that if the Company timely challenges any such termination in accordance with the provisions of the Marketing Agreement, the provisions of this paragraph (b)(ii) shall not be effective unless and until there is a final arbitration award issued pursuant to Section 13 of the Marketing Agreement, that Itau was in fact entitled to terminate such Agreement. In addition, the number of Restricted Shares shall be deemed to be zero (0) if, at any time after December 10, 2003, the Company or AOLB terminates the Marketing Agreement and Itau makes payment in full in cash of the Termination Fee required to be made pursuant to Section 11.2.3(c) of the Marketing Agreement.

         (c) Certain Definitions. The number of Initial Shares in excess of the number of Restricted Shares, plus all of the New Shares, are referred to herein as "Unrestricted Shares."

         (d) Additional Securities. For purposes hereof, if after the date hereof the Company subdivides or combines its Common Stock shares or issues by way of stock dividend, stock distribution or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or otherwise, the percentages set forth above shall be derived by calculating the percentage which the Restricted Shares as so subdivided, combined or reclassified represent in relation to the number of Initial Shares initially issued to the Stockholders assuming for such purpose that the number of Initial Shares initially issued had been subdivided, combined or reclassified in the same manner as the Restricted Shares.

         (e) Additional Restrictions. Notwithstanding anything to the contrary contained herein, all sales of Shares by the Holders, regardless of whether or not such Shares have been registered for resale in accordance with the provisions of this Agreement, shall be subject to the following restrictions:

                  (i) At least five business days prior to any Sale (as defined below) of any Common Stock by a Holder, including, without limitation, any Large Trade (as defined below), such Holder will advise the Company in writing of the dates on which such disposition is expected to commence and terminate, the number of shares of Common Stock expected to be Sold, the method of disposition and such other information as the Company may reasonably request in order to ensure such Holder's compliance with the provisions of this Section. Each Holder agrees to notify any broker/dealer in writing of the restrictions on Sale contained in this Agreement and provide the Company a copy of such notice.

                  (ii) No Holder may, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) of, shares of Common Stock (collectively, to "Sell" or a "Sale"), in any event in a transaction recorded on the Nasdaq National Market (or any other market on which the Common Stock is then listed for trading) (a "Nasdaq Transaction") which, when aggregated with all other shares Sold by Holders in a Nasdaq Transaction on the same day, exceeds on such single trading day, 10.0% of the average trading volume of the Common Stock during the 20 trading-day period ending on the trading day prior to the date of such Sale (the "Average Trading Volume"). The restrictions contained in the preceding sentence shall not apply to any (i) Sale in which a Holder sells, in a single block transaction, shares of Common Stock which exceed in number 10.0% of the Average Trading Volume in which the sales price is at least 95% of the Closing Price (a "Large Trade"), (ii) series of Sales in a single trading day in which a Holder sells shares of Common Stock which exceed in number 10.0% of the Average Trading Volume ("Serial Large Trade") in which the sales price at which all of such Sales are consummated is at least 95% of the Closing Price, or (iii) in connection with any Sales effected pursuant to an Underwritten Offering of Shares conducted by means of a firm commitment underwriting effected by a nationally or internationally recognized investment banking firm. Notwithstanding the foregoing: (i) no more than one Large Trade may be consummated on any two
(2) or more trading days in any period of ten (10) consecutive trading days unless such Large Trade (other than the first Large Trade in such period) is one in which the sales price is at least 100% of the Closing Price and
(ii) no more than one Serial Large Trade may be effected on any two (2) or more trading days in any period of ten (10) consecutive trading days unless the sales prices at which all Sales constituting any such Serial Large Trade (other than such Sales on the first trading day in such period on which a Serial Large Trade in made) is at least 100% of the Closing Price. In addition, notwithstanding the foregoing and as an additional restriction, no Holder may effect any Nasdaq Transaction if the shares to be Sold in such Nasdaq Transaction, when aggregated with all other shares Sold by Holders in Nasdaq Transactions in the prior 90 days, exceeds (i) during the first two years after the date hereof, such number of unregistered shares of capital stock of an issuer which may be sold by a single holder in any 3 month period pursuant to the provisions of Rule 144(e) promulgated under the Securities Act, and (ii) thereafter, the greater of (1) 1.0% of the aggregate number of shares of Common Stock outstanding (calculated on an as converted basis) as of the start of such 90-day period and (2) the number of unregistered shares of capital stock of an issuer which may be sold by a single holder in any 3 month period pursuant to the provisions of Rule 144(e).

                  (iii) Notwithstanding the foregoing, with respect to the Initial Shares, each Holder may, without complying with the restrictions set forth in subsection (ii) hereof, Sell all or any part of the Initial Shares that are then Unrestricted Shares in a private placement or other transaction not involving any public offering or Public Sale to a transferee reasonably acceptable to the Company (with the determination of such acceptability not to be withheld or delayed unreasonably) so long as the transferee, as a condition to such transfer, executes and delivers to the Company a written instrument in form and substance reasonably satisfactory to the Company, by which such transferee agrees to be bound by all of the provisions of this Agreement (except that, with respect to Section 10, only Sections 10.1(e)(i), (ii) and (iii) of Section 10 shall apply to such transferee and the Company) and by the provisions of the Stock Subscription Agreement applicable to the transferees of the Initial Shares, to the same extent as if such transferee had signed this Agreement and the Stock Subscription Agreement.

                  (iv) Notwithstanding the foregoing, with respect to the New Shares, each Holder may, without complying with the restrictions set forth in subsection (ii) hereof, but subject to the provisions of Section 10.1(g) hereof, Sell all or any part of the New Shares in a private placement or other transaction not involving any public offering or Public Sale so long as (a) the transferee is not a Competitor and (b) the transferee, as a condition to such transfer, executes and delivers to the Company a written instrument in form and substance reasonably satisfactory to the Company, by which such transferee agrees to be bound by all of the provisions of this Agreement (except that, with respect to Section 10, only Sections 10.1(e)(i), (ii) and (iv)(b) and (g) of Section 10 shall apply to such transferee and the Company) to the same extent as if such transferee had signed this Agreement. If the transferee under this Section 10.1(e)(iv) is the Company, the restrictions in the preceding sentence shall not apply.

                  (f) Repurchase Transactions. Notwithstanding the restrictions contained in this Section 10.1, each Stockholder and each Permitted Stockholder Affiliate may effect repurchase transactions ("Repos" or "Repo transactions") with respect to all or any part of the Shares so long as such Stockholder or Permitted Stockholder Affiliate, as applicable, complies with the following:

                  (i) The Stockholder or Permitted Stockholder Affiliate shall consummate Repo transactions only (A) with such counterparties as may be specified on a list of acceptable broker/dealer or other financial institutions, as such list may be amended by agreement of the Company and the Stockholders from time to time and (B) after the Company has been provided a copy of any repurchase agreement or other instrument which a Stockholder proposes to use in connection with any contemplated Repo transaction and has determined, in its reasonable judgment, that such instrument or agreement complies in all material respects with the provisions of this Section 10.1(f); provided, that the Company shall provide any objections to any such agreement as promptly as practicable after its receipt of a true and complete copy thereof, and in any event within five (5) Business Days of its receipt of a true and complete copy thereof, and if the Company does not object to any proposed contract or agreement within such five (5) Business Day period, such instrument or agreement shall be deemed approved by the Company. Any dispute as to whether or not any such proposed contract or agreement complies in all material respects with the provisions of this Section 10.1(f) shall be resolved by arbitration pursuant to the provisions of Section 12.11 hereof; provided, that such arbitration shall be held pursuant to the procedures for a forty-five day arbitration set forth in Section 13.4 of the Marketing Agreement;

                  (ii) No more than 10 Repo transactions in the aggregate may be in effect with respect to the Initial Shares with not more than 5 counterparties in the aggregate, in any event at any one time (with such limitations applying in the aggregate, not per Stockholder or Permitted Stockholder Affiliate);

                  (iii) The counterparty to a Repo must agree in the applicable repurchase agreement (A) to comply with the provisions of this
Section 10.1 and the restrictions contained in the Stock Subscription Agreement, with respect to all Initial Shares subject to such repurchase agreement, and to inform any transferee of any of such Shares in writing of the existence and exact nature of such restrictions and require any transferee to agree in writing to be bound by such restrictions, (B) to hold all such Shares free and clear of all liens, claims and encumbrances of any kind or nature, other than those securing the Holder's obligations under such repurchase agreement, (C) not assign or transfer the repurchase agreement or any of its rights, duties or obligations thereunder to any Person other than an Affiliate of such counterparty who agrees in writing to be bound by all of the terms and conditions of such repurchase agreement, the provisions of this Section 10.1 and the restrictions contained in the Stock Subscription Agreement, with respect to all Initial Shares subject to such repurchase agreement and prior to any such assignment or transfer, identify any proposed assignee or transferee of any of the Shares subject to any repurchase agreement or any proposed transferee or assignee of any repurchase agreement or any of the counterparty's duties or obligations thereunder and include such obligation in any Repo agreement, (D) that the Company shall have a right to approve any proposed transferee of Shares or assignee of the repurchase agreement or any of its rights, duties or obligations thereunder, including, without limitation, any Affiliate of such counterparty, such approval not with be withheld or delayed unreasonably, and (E) to make the Company a third party beneficiary entitled to enforce such agreements against the counterparty; and

                  (iv) The Stockholder must, as part of each Repo transaction, (A) prior to default thereunder, retain the sole and exclusive authority and right to vote the shares subject to such Repo transaction,
(B) if such Repo transaction is effected with respect to any Initial Shares prior to the expiration of the "distribution compliance period" (as defined in Regulation S), certify to the Company that such Repo transaction complies with the provisions of Regulation S and deliver to the Company an opinion of counsel, in form and substance, and from counsel, reasonably acceptable to the Company, that such Repo transaction does so comply, (C) retain the risk of economic loss on the Shares in connection with any Repo transaction and (D) agree on an exercise price for the put and call for the applicable Common Stock (or the repurchase price, settlement price or equivalent price term in any similar arrangement designed to effect the transfer of such Common Stock back to the Stockholder at the conclusion or earlier termination of the Repo transaction) that is at least equal to the purchase price for the Common Stock at which such Repo transaction was effected, which purchase price shall, unless the Company shall otherwise consent, be not less than the last reported sales price therefor as reported on the Nasdaq National Market (or such other market on which the Common Stock is then listed for trading and which has the then largest daily trading volume for the Common Stock.

         Each Stockholder hereby covenants that it will not settle any Repo transactions to which it may be party at any time by any other means other than by reacquiring record and beneficial title to the Shares that were the subject of such Repo transaction. If either Stockholder (i) fails to timely settle any Repo transaction by reacquiring record and beneficial title to the Shares that were the subject of such Repo transaction, (ii) modifies the price for any put and call or similar arrangement in connection with any Repo transaction to a price below the purchase price for the Common Stock at which such Repo transaction was effected, or (iii) renews or extends any Repo transaction at a price below the last reported sales price therefor as reported on the Nasdaq National Market (or such other market on which the Common Stock is then listed for trading and which has the then largest daily trading volume for the Common Stock), in any event as of the effective date or any renewal or extension, as applicable, such failure, modification, renewal or extension shall be deemed a breach of this Agreement, and, in addition to any remedies which the Company or any other affected party may seek as a consequence of such breach, the provisions of this Section 10.1(f) shall be deemed to have been terminated and each Stockholder's right to effect additional Repo transactions from and after such time in respect of any Restricted Shares, including, without limitation, any renewals or extensions of then existing Repo transactions, shall immediately terminate without the requirement of any notice from or other action on the part of the Company. The Company and the Stockholders shall consult with each other regarding any press releases or other disclosures, including, without limitation, any disclosures required pursuant to the provisions of the Securities Act or the Exchange Act, with respect to each Repo transaction. The Stockholders shall, and hereby agree to, indemnify and hold the Company harmless from and against any and all Losses to the extent they arise out of or in connection with any Repo transaction except to the extent such Losses arise out of the Company's disclosure in any filing made by the Company under the Securities Act or the Exchange Act of the terms of any Repo transaction effected by a Stockholder in a manner which is inaccurate and different in any material respect from any description provided in writing by the Stockholders of any such Repo transaction for use in such filing.

         (g) Right of First Refusal. (i) If a Stockholder wants to Sell any New Shares to any other Person in a bona fide transaction, such Stockholder (the "Offeror") shall be entitled to do so provided that such Offeror first offers to sell such New Shares to the Company at the same price and the same terms and conditions as the Offeror would receive from such other Person. The Offeror shall submit to the Company and each of AOL and ODC (collectively, the "Offerees") a written notice (the "Offer Notice") stating in reasonable detail such price or other consideration and summarizing the material terms and conditions thereof and identifying the Person and all Persons who beneficially own more than five percent (5%) of the outstanding equity or voting power of such Person, proposing to purchase the New Shares. To the extent that the identities of such five percent (5%) beneficial holders are not publicly known, the Offerees will agree to keep such information confidential pursuant to a customary confidentiality agreement. The Offerees shall have a period of fifteen (15) Business Days after the receipt of the Offer Notice in which to deliver notice (the "Acceptance Notice") to the Offeror that such Offerees accept or reject such offer, subject to the provisions of subsection (ii) below. One or more of the Offerees may elect to accept such offer. The Offerees shall mutually agree upon the number of New Shares that each of them will purchase. If the Offerees cannot agree upon the number of New Shares that each of them will purchase within such fifteen (15) business days, the number of New Shares that may be purchased shall be allocated first to the Company and second to AOL and ODC in proportion to their respective percentage ownership interests in the Company's voting securities. The Acceptance Notice shall specify (i) which of the Offerees is electing to accept the offer, (ii) the number of New Shares that each Offeree is purchasing, and (iii) a date for the closing of the purchase which, subject to the expiration or early termination of any waiting period required by any Governmental Authority and the receipt of any required approvals of any Governmental Authority, shall not be more than thirty (30) days after the date of the giving of such Acceptance Notice. Notwithstanding the foregoing, each Offeree may, at its sole discretion, subject to the provisions of any then existing restrictions on their transfer of shares of capital stock of the Company, specify one or more additional Persons to whom or which such Offeree may appoint as its designee with respect to some or all of the New Shares as to which it has delivered an Acceptance Notice.

         (ii) If the Offerees do not in the aggregate elect to purchase all of the New Shares subject to an Offer Notice, the Offer Notice shall be deemed rejected as to all of the New Shares, and the Offeror shall have the right to Sell to the Person identified in the Offer Notice, subject to
Section 10.1(e)(iv), all (but not less than all) of such New Shares on the same terms and conditions including the price or other consideration specified in the Offer Notice, free from the restrictions of this Section 10.1(g) (for purposes of such specific transaction, but not for purposes of any subsequent transaction) in a bona fide transaction, for a period of ninety (90) days from the expiration of the period for delivering an Acceptance Notice hereunder, provided that any such purchaser shall prior to such Sale agree in writing to be bound by all of the provisions of this Agreement (except that, with respect to Section 10, only Sections 10.1(e)(i), (ii) and (iv)(b) and (g) of Section 10 shall apply to such purchaser and the Company) to the same extent as if such purchaser had signed this Agreement. At the end of such ninety (90) day period, the Offeror shall notify the Company in writing whether the New Shares subject to the Offer Notice have been sold in a bona fide transaction during such period. To the extent not sold during such ninety (90) day period, all of such New Shares shall again become subject to all of the restrictions and provisions of this Section 10.1(g).

         (iii) If any of the Company, AOL and/or ODC accepts the offer set forth in the Offer Notice, the closing of the purchase shall take place at the principal office of the Company or such other location as shall be mutually agreeable to the entity accepting the offer and the Offeror, and the purchase price shall be paid at the closing by wire transfer of immediately available funds or in such other appropriate form if for consideration other than cash. Notwithstanding the foregoing, if the consideration set forth in the Offer Notice is other than all cash, the party or parties electing to accept such offer may pay its equivalent fair market value in cash. The Offeror and the parties accepting offer contained in the Offer Notice shall negotiate in good faith regarding the fair market value of any such non-cash consideration. If the parties are unable to reach a mutually acceptable resolution as to the fair market value of such non-cash consideration within 15 days, the determination of such fair market value shall be made pursuant to an arbitration conducted pursuant to the provisions of Section 12.11 hereof and the closing shall be postponed until the conclusion of such arbitration. At the closing, the Offeror shall deliver to accepting entity or entities the certificates evidencing the New Shares to be transferred, duly endorsed and in negotiable form together with a duly executed stock power, "Deed of Transfer" or other appropriate instrument conveying to accepting entity or entities the New Shares being purchased thereby, free and clear of any Encumbrances, except those in this Agreement which are expressly assumed. If less than all of the New Shares evidenced by a stock certificate are being purchased, the Company shall, upon receipt of such duly endorsed stock certificate, issue to the accepting entity or entities a stock certificate evidencing the New Shares being purchased and issue to the Offeror a stock certificate evidencing the number of New Shares not being purchased.

                  (iv) Notwithstanding anything in this Section 10.1(g) to the contrary, each Stockholder may Sell all or part of the New Shares owned by it as follows without complying with Section 10.1(g)(i), (ii), (iii) and (v), except if required in such
         Section 10.1(g)(v) below:

                  (1) to any transferee that is a Permitted Stockholder
                  Affiliate.

                  (2) pursuant to a pledge, hypothecation or other similar financing transaction so long as the Selling Stockholder continues to have the sole and exclusive authority and right to vote the New Shares subject to such pledge, hypothecation or other financing transaction.

                  (3) to any other Stockholder.

                  (4) to the Company.

                  (5) subject to the provisions of Section 10.1(e)(i) and
                  (ii), in a Public Sale, which shall include Sales made pursuant to Section 10.1(e).

                  (v) Notwithstanding the provisions of Section 10.1(e)(iv) that relate to transferees of New Shares, in the event that a Stockholder Sells New Shares pursuant to Section 10.1(g)(iv)(1),
         (2) or (3), such transferee or pledgee, as a condition to such transfer, shall deliver to the Company a written instrument, in form and substance reasonably satisfactory to the Company, by which such transferee or pledgee agrees to be bound by all of the provisions of this Agreement, including Section 10.1(g) and the restrictions on Sales to Competitors in Section 10.1(e)(iv)(a), to the same extent as if such transferee had signed this Agreement.

                  (vi) In addition, notwithstanding anything in this
         Section 10.1(g) to the contrary and without complying with Section 10.1(g)(i), (ii), (iii), (iv) and (v), each Shareholder may effect Repo transactions with respect to the New Shares pursuant and subject to the provisions of Section 10.1(f).

                  Section 10.2. Nominee to the Company's Board; Advisory
                                Committee.

         (a) The Company will take all action (if any) necessary in accordance with the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation, as amended, and By-laws, to increase by one (1) the total number of directors constituting the entire the Board of Directors of the Company and to appoint Itau's President and Chief Executive Officer as a Class A Director to fill such vacancy and to keep such vacancy available for the person nominated as described below. The Company further agrees that for the two years following the Effective Date and thereafter as long as (i) the Stockholders and their Permitted Stockholder Affiliates together continue to hold at least 5/12ths of the Initial Shares and (ii) the Marketing Agreement remains in full force and effect, to continue to nominate one person selected by the Stockholders as a director of the Company at each annual or special meeting of the Company stockholders at which directors are elected or pursuant to any written consents involving the election of directors. Such person shall be either the then current President or Chief Executive Officer of Itau for so long as the Board of Directors of the Company includes (i) either the Chief Executive Officer or the Chief Operating Officer of AOL and (ii) a person who is a nominee of ODC, and thereafter may include one of the then current Senior Vice Presidents who reports directly to either the President or the Chief Executive Officer of Itau. Notwithstanding the foregoing, if any such nominee resigns in mid-term for any reason other than death, serious illness or other incapacity or separation of his or her employment with the Itau or removal from the qualifying position set forth above, the Stockholders shall not be entitled to nominate any replacement until the next annual meeting of the Company at which directors are elected, and the Board of Directors of the Company may fill such vacancy temporarily in accordance with the provisions of the Company's by-laws.

         (b) The Company will take all action (if any) necessary in accordance with the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation, as amended, and By-laws, to appoint an Advisory Committee and to appoint the person nominated pursuant to
Section 10.2(a) as a member of such Advisory Committee.

         (c) Each of AOL and ODC agrees to take all necessary action, including voting all of the Common Stock and Common Stock Equivalents (as hereinafter defined) of the Company now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors) and executing any necessary consents, and the Company agrees to take all actions (including, but not limited to the nomination and recommendation to its shareholders of the specified persons) to cause and maintain the election of the person nominated pursuant to Section 10.2(a) to the Board of Directors of the Company and the Advisory Committee in accordance with the provisions of this Section 10.2.

         Section 10.3 Right of Participation in Sales by AOL and ODC.

         (a) If at any time AOL and/or ODC wishes to sell, transfer, assign or otherwise dispose of any shares of Common Stock or any securities of the Company convertible into, exercisable for or exchangeable for shares of Common Stock ("Common Stock Equivalents") to any Person (the "Purchaser") in a single transaction or series of transactions which would result in the transfer, either individually or when combined with all other sales, transfers and other dispositions of Common Stock and Common Stock Equivalents by the transferring party in the immediately preceding 12 month period, of more than fifteen percent (15%) of the shares of Common Stock of the Company held by AOL or ODC, as applicable, immediately following consummation of the IPO and the transactions contemplated hereby (as adjusted to reflect any stock splits, stock dividends, reverse stock splits, recapitalizations and similar capital events), in each case calculated on an as converted, fully diluted basis, it shall so notify the Stockholders (the "Sale Notice"), and each Stockholder shall have the right to require, as a condition to such sale or disposition, that the Purchaser purchase from such Stockholder at the same price per share and on the same terms and conditions as involved in such sale or disposition by AOL and/or ODC, as applicable, the same percentage of the Available Shares then held by such Stockholder as such sale or disposition represents with respect to the aggregate number of shares of Common Stock and Common Stock Equivalents owned by whichever of AOL and ODC is selling, calculated on an as converted, fully diluted basis (the "Aggregate Stockholdings"), or, if both are selling, the same percentage as such sale or disposition represents with respect to the Aggregate Stockholdings owned by whichever of AOL and ODC that is selling the greatest percentage of its Aggregate Stockholdings; provided, that if the right to participate as provided in this Section accrues only after a combination of transactions which together exceed such 15% threshold, then each Stockholder shall have the right to require, as a condition to such sale or disposition, that the Purchaser purchase from such Stockholder the same percentage of the Available Shares then held by such Stockholder as such combined sales or dispositions represent with respect to the Aggregate Stockholdings owned by whichever of AOL and ODC is selling as of the first of such sales, or, if both are selling, the same percentage as such combined sales or dispositions represent with respect to the Aggregate Stockholdings owned by whichever of AOL and ODC has sold the greatest percentage of its Aggregate Stockholdings as of the first of such sales. If a Stockholder wishes so to participate in any such sale or disposition it shall notify AOL and/or ODC, as applicable, of such intention as soon as reasonably practicable after receipt of the Sale Notice, and in all events within fifteen (15) days after receipt thereof, which communication shall be delivered by hand or mailed to AOL and/or ODC, as applicable, at the address set forth in Section 12.2 below. AOL and/or ODC, as applicable, and the Stockholder(s) shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Common Stock proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those originally offered; provided, however, that any purchase of less than all of such Common Stock by the Purchaser shall be made from AOL and/or ODC and the Stockholder pro rata based upon the Available Shares held by the Stockholder(s) timely electing to participate in such sales and the Aggregate Stockholdings of AOL and/or ODC, as applicable. AOL and ODC, as applicable, shall each use its best efforts to obtain the agreement of the Purchaser to the participation of the Stockholders in the contemplated sale, and shall not sell any Common Stock to such Purchaser if such Purchaser declines to permit the Stockholders to participate pursuant to the terms of this Section 10.3.

         (b) Notwithstanding the foregoing, the provisions of this Section
10.3 shall not apply to: (i) any transfer of Common Stock or Common Stock Equivalents by gift; (ii) any transfer of Common Stock or Common Stock Equivalents to any Person, not less than seventy-five percent (75%) of the outstanding equity securities and Voting Power of which is held by the transferring party or which holds not less than seventy-five percent (75%) of the outstanding equity securities and Voting Power of the transferring party; (iii) any sale of Common Stock in a public offering pursuant to a registration statement filed with the Commission; (iv) any transfer of Common Stock or Common Stock Equivalents by ODC to AOL at any time after the consummation of the IPO, (v) any transfer of Common Stock or Common Stock Equivalents by ODC to any member of the Cisneros Family (as such term is defined in the Restated Certificate of Incorporation) and (vi) any bona-fide pledge, hypothecation or other similar financing transaction in which the transferring party continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction; provided that, in the case of transfers effected pursuant to clauses (i), (ii) or (v) above, such Person agrees to be bound by the provisions of this Section 10.3 with respect to the Common Stock and Common Stock Equivalents so transferred.

         (c) The provisions of this Section 10.3 shall be of no further force and effect from and after the first to occur of (i) the date on which the Marketing Agreement is terminated in accordance with its terms other than by reason of a breach by the Company and/or AOLB of the provisions thereof and (ii) the date that the aggregate number of shares of Common Stock then held by the Stockholders and their Permitted Stockholder Affiliates represents less than 5/24ths of the Initial Shares (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events); provided, that if the Company and/or AOLB terminates the Marketing Agreement and the Stockholders timely challenge such termination in accordance with the terms of the Marketing Agreement, the provisions of clause (i) of this paragraph (c) shall not be effective unless and until there is a final arbitration award issued pursuant to
Section 13 of the Marketing Agreement that the Company and/or AOLB, as applicable, was in fact entitled to terminate such Agreement.

         Section 10.4. Noncompetition Provisions (a) Each of AOL and ODC agrees that, for so long as the Stockholders and their Permitted Stockholder Affiliates collectively hold shares of Common Stock representing not less than 6% of the outstanding capital stock of the Company, calculated on a fully diluted basis, the Stockholders shall be entitled to enforce the noncompetition obligations of AOL and ODC (the "Existing Stockholders") contained in Sections 4.1 and 4.2 of the Amended and Restated Stockholders' Agreement, dated as of March 30, 2001, by and between the Company, AOL and ODC (the "Existing Stockholders' Agreement"), as the same may be amended from time to time, on the terms and conditions set forth therein as if the Stockholders were parties thereto; provided, that the provisions of the Existing Stockholders' Agreement that are effective only so long as each of AOL and ODC owns 20% of the issued and outstanding Voting Stock, as such percentage is adjusted pursuant to the Existing Stockholders' Agreement, shall be enforceable against AOL or ODC, as the case may be, so long as such party owns 20% of the issued and outstanding Voting Stock, as such percentage is adjusted pursuant to the Existing Stockholders' Agreement.

         (b) Each Stockholder covenants and agrees to be bound by and comply with the provisions of Sections 4.1 and 4.2 of the Existing Stockholders' Agreement that are applicable to ODC thereunder as if such Stockholder were a party thereto, except that (i) such covenant and agreement shall expire at such time as the Stockholders and their Permitted Stockholder Affiliates collectively own less than six percent (6%) of the outstanding capital stock of the Company, calculated on a fully diluted basis, (ii) such covenant and agreement shall not be enforceable by any Existing Stockholder against whom the Existing Stockholders' Agreement is not enforceable by the Stockholders, and (iii) all references to "Cisneros Family Members," "RSL-LA" and "GLA" shall not apply with respect to the Stockholders.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of this Section 10.4 shall expire on the first to occur of (i) the date on which the Marketing Agreement is terminated in accordance with its terms and (ii) August 11, 2010. In addition, the parties hereto agree that the provisions of Section 4.2(a) of the Existing Stockholders' Agreement, as they apply to the Stockholders, shall be applied so that (i) the repurchase obligations contained therein that are triggered upon a breach by AOL or ODC shall apply, with respect to the Shares held by the Stockholders and their Permitted Stockholder Affiliates, to whichever of AOL or ODC as shall have breached the provisions of Section 4.1 of the Existing Stockholders' Agreement and (ii) AOL shall have the right to repurchase the Shares held by the Stockholders and any Permitted Stockholder Affiliates upon any breach by either or both of the Stockholders, or any Permitted Stockholder Affiliate then holding any Shares, of the provisions of said Section 4.1.

         (d) For the avoidance of doubt, with respect to PC Access Services, TV Access Services and Wireless Access Services (as such terms are defined in the Existing Stockholders' Agreement), neither Stockholder shall be deemed to be engaging in a Restricted Activity (as such term is defined in the Existing Stockholders' Agreement), unless (i) a Stockholder or any Permitted Stockholder Affiliate then holding Shares is a Significant Competitor (as such term is defined in the Existing Stockholders' Agreement), or the Stockholders and the Permitted Stockholder Affiliates then holding Shares are an Aggregated Significant Competitor (as such term is defined in the Existing Stockholders' Agreement) or (ii)(A) a Stockholder has, or the Stockholders' and/or the Permitted Stockholder Affiliates then holding Shares collectively have, a direct and/or indirect ownership interest in any applicable Person or Persons of at least thirty five percent (35%) and (B) such Person is a Significant Competitor or a Stockholder together with the other Stockholder and the Permitted Stockholder Affiliates then holding Shares and/or such other Person or Persons are an Aggregated Significant Competitor.

         Section 10.5 Participation in Registrations by AOL and ODC. Each of AOL and ODC agrees that the "piggy back" registration rights granted to the Stockholders pursuant to Section 2.1 hereof shall be applicable to any demand or Form S-3 registrations to be conducted by the Company on either of their behalf pursuant to the provisions of the Amended and Restated Registration Rights Agreement, dated as of March 30, 2001, by and between the Company, AOL and ODC, subject to the provisions of Section 2.3 hereof.

         Section 10.6      Right of Participation in Sales by the Company.

         (a) Right of Participation. Except as provided in Section 10.6(f) of this Agreement, the Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange (i) any debt or equity security of the Company (other than debt with no equity feature) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iii) any security of the Company that is a combination of debt and equity, or (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity, debt or combination security of the Company, in any event solely for cash or cash equivalents, to any Person including any Existing Stockholder or any Affiliate thereof (the "Offered Securities"), unless in each case the Company shall have first offered to each Stockholder that portion of such securities as the number of Shares then held by such Stockholder bears to the total number of shares of Common Stock (including all shares of capital stock convertible into Common Stock, on a fully-diluted basis) of the Company then outstanding (each Stockholder's "Pro Rata Amount," and collectively, the "Aggregate Pro Rata Amount"), at a cash price and on such other terms as shall have been specified by the Company in writing delivered to such Stockholder (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of ten (10) Business Days from receipt of the offer.

         (b) Notice of Acceptance. Notice of each Stockholder's intention to accept, in whole or in part, any Offer made pursuant to Section 10.6(a) shall be evidenced by a writing signed by such Stockholder and delivered to the Company prior to the end of the 10 Business Day period of such Offer, setting forth such of the Stockholder's Pro Rata Amount as such Stockholder elects to purchase (the "Notice of Acceptance").

         (c) Conditions to Acceptances and Purchase.

                  (i) Permitted Sales. The Company shall have ninety (90) days from the expiration of the period set forth in Section 10.6(a) to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Stockholders, but only for cash at the per share price and/or interest rates, as applicable, and otherwise in all respects upon terms and conditions which are no less favorable, in the aggregate, to the Company than those set forth in the Offer. If the number of Offered Securities to be sold is reduced in any material amount, the Company shall again provide the Stockholders with notice pursuant to the provisions of Section 10.6(a), regardless of whether Notices of Acceptance previously have been delivered, and the Purchasers shall have an additional five (5) Business Day period in which to submit a Notice of Acceptance, if one has not been previously submitted, or withdraw a previously submitted Notice of Acceptance, in any event with respect to such reduced amount of Offered Securities.

                  (ii) Closing. Upon the closing, which shall include full payment to the Company, of the sale to another Person or Persons of all or less than all the Offered Securities, the Stockholders shall purchase from the Company, and the Company shall sell to the Stockholders, the number of Offered Securities specified in the Notices of Acceptance. The purchase by the Stockholders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Stockholders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Stockholders and their counsel and containing terms and conditions no less favorable, in the aggregate, than those contained in the similar purchase agreements entered into with the other purchasers of Offered Securities.

         (d) Further Sale. In each case, any Offered Securities not purchased by the Stockholders or other Person or Persons in accordance with
Section 6(c) may not be sold or otherwise disposed of until they are again offered to the Stockholders under the procedures specified in Sections 6(a), 6(b) and 6(c).

         (e) Termination of Right of Participation. The rights of the Stockholders under this Section 10.6 shall terminate immediately upon the first to occur of (i) the date on which the Marketing Agreement is terminated in accordance with its terms for any reason other than a breach by the Company and/or AOLB of the provisions thereof and (ii) August 11, 2004, regardless of whether or not the Company is then subject to the provisions of the Exchange Act with respect to any of its equity or debt securities; provided, that if the Company and/or AOLB terminates the Marketing Agreement and the Stockholders timely challenge such termination in accordance with the terms of the Marketing Agreement, the provisions of clause (i) of this paragraph (e) shall not be effective unless and until there is a final arbitration award issued pursuant to Section 13 of the Marketing Agreement that the Company and/or AOLB, as applicable, was in fact entitled to terminate such Agreement.

         (f) Exception. The rights of the Stockholders under this Section
10.6 shall not apply to:

                  (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock,

                  (ii) shares of Preferred Stock issued as a dividend to holders of Preferred Stock upon any subdivision or combination of shares of such series of Preferred Stock,

                  (iii) shares of Common Stock issued or issuable pursuant to options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued to employees, officers or directors of, or consultants or advisors (other than AOL, ODC or their Affiliates) to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors,

                  (iv) Common Stock offered to the public pursuant to a registration statement filed under the Securities Act, and

                  (v) the issuance of Common Stock issued upon the exercise of options or warrants to purchase Common Stock outstanding as of the date of execution of the Stock Subscription Agreement.

         (g) Waiver. The rights of the Stockholders under this Section 10.6 may be waived in any instance, on behalf of all of the Stockholders, prospectively or retroactively, by the written agreement of the holders of not less than sixty six and two-thirds percent (66-2/3%) of the Common Stock owned beneficially or of record by the Stockholders and or their Permitted Stockholder Affiliates.

         Section 10.7 Repatriation. Each Stockholder covenants and agrees to use all commercially reasonable efforts, as and when requested by the Company, to assist the Company in obtaining all required consents and approvals, if any, of the Brazilian central bank and other Brazilian regulatory authorities in connection with any contemplated repatriation or other movement or transfer of funds from Brazil to a jurisdiction outside of Brazil in connection with the transactions contemplated hereby. Any such assistance shall be provided without cost or expense to the Stockholders, and each may require, as a condition to providing such assistance, that the Company agree to indemnify and hold such Stockholder harmless from and against any liability that may arise as a consequence of the Stockholder providing such assistance other than as a result of the Stockholder's illegal acts, gross negligence or bad faith.

         Section 11.  Term of Registration Rights

         The rights of Holders with respect to the registration rights granted pursuant to this Agreement shall remain in effect, subject to the terms hereof, so long as there are Restricted Securities or Registrable Securities or securities which are directly or indirectly convertible or exchangeable for Restricted Securities or Registrable Securities issued and outstanding.

         Section 12.  Miscellaneous.

         Section 12.1. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

         Section 12.2. Notices. Any and all notices or other communications or deliveries required or permitted to be provided pursuant to this Agreement shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below, or such other address as may be designated in writing hereafter, in the same manner, by such person (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered on a Business Day after normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for each Holder shall be maintained by the Company.

         The address for the Company shall be:

                  America Online Latin America, Inc.
                  6600 N. Andrews Avenue, Suite 500
                  Fort Lauderdale, FL  33309, USA
                  Attention: Chief Executive Officer
                  fax: (954) 233-1801

         Copies of all notices shall be sent to:

                  America Online Latin America, Inc.
                  6600 N. Andrews Avenue, Suite 500
                  Fort Lauderdale, FL  33309, USA
                  Attention: General Counsel
                  fax: (954) 233-1805

         The address for the Stockholders shall be:

                  c/o Banco Itau S.A.
                  Rua Boa Vista 176
                  Sao Paulo Brazil
                  Attn: President and CEO
                  Fax No: (011) 55-11-237-3030

         Copies of all notices shall be sent to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square, New York, NY  10036-6522
                  Attention: Paul T. Schnell, Esq.
                  Fax No: (212) 735-2000

         The address for AOL shall be:

                  America Online, Inc.
                  22000 AOL Way
                  Dulles, VA  20166-9323, USA
                  Attn:  President, AOL International
                  Fax No.:  (703) 265-2502

         Copies of all notices shall be sent to:

                  America Online, Inc.
                  22000 AOL Way
                  Dulles, VA  20166-9323, USA
                  Attn: General Counsel
                  Fax No.:  (703) 265-2208

         The address for ODC shall be:

                  c/o Finser Corporation
                  550 Biltmore Way, Suite 900
                  Coral Gables, FL  33134, USA
                  Attn:
                  Fax No.:

         Copies of all notices shall be sent to:

                  Finser Corporation
                  550 Biltmore Way, Suite 900
                  Coral Gables, FL  33134, USA
                  Attn:  Legal Department
                  Fax No.:  (305) 447-1389

         Section 12.3. Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Stockholders agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by any of them of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the breaching party or parties shall waive the defense that a remedy at law would be adequate.

         Section 12.4. No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter inuo any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Without limiting the generality of the foregoing, the Company shall not grant to any person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

         Section 12.5. Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holders; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the Holders. The Company shall not offer or pay any consideration to a Holder for consenting to such an amendment or waiver unless the same consideration is offered to each Holder and the same consideration is paid to each Holder which consents to such amendment or waiver.

         Section 12.6. Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder together with the Registrable Securities, or the securities into which such Registrable Securities are convertible or exchangeable into, to another Person if: (a) the assigning Holder transfers or otherwise assigns to such Person at least 2,641,666 Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), or, if the number of shares of Registrable Securities so assigned is less than such number, the assignee is a Permitted Stockholder Affiliate, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the number of securities with respect to which such registration rights are being transferred or assigned, (c) at or before the time the Company receives the written notice contemplated by clause (b) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement and, with respect to any Initial Shares, by the provisions of the Stock Subscription Agreement applicable to transfers of Initial Shares, and (d) such transfer shall have been made in accordance with the applicable requirements of any agreement applicable to the transfer of such shares. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns. Notwithstanding the foregoing, the Stockholders shall have no right to assign any of the rights granted to the Stockholders pursuant to Sections 10.2, 10.3, 10.4 and 10.6 of this Agreement, each of which shall be non-transferable and personal to the Stockholders, and any such assignment shall be null and void, except that each Stockholder may assign such rights to its Permitted Stockholder Affiliates in connection with transfers of Shares to such Permitted Stockholder Affiliates, and from and after any such assignment, the Permitted Stockholder Affiliate shall have the rights of the Stockholders hereunder.

         Section 12.7. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 12.8. Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section 12.9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         Section 12.10. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

         Section 12.11. Arbitration of Disputes.

         (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof ("Dispute"), shall be decided by arbitration administered by the American Arbitration Association ("AAA") in accordance with the International Arbitration Rules of the AAA ("Rules"). For the purpose of any arbitration held pursuant to this Section 12.11, the Company shall act as one party and the Holders shall act as one party for the purpose of the appointment of arbitrators and for general conduct of the arbitration. The arbitration shall be conducted and the award shall be rendered in New York, New York in the English language. Any judicial proceeding by a party seeking to set aside, vacate or modify an arbitral award issued hereunder shall be filed in the United States District Court for the Southern District of New York or the New York State Courts located in New York, New York and shall be subject to the Federal Arbitration Act, 9 U.S.C. sec. 1 et seq. The parties hereto consent to the exclusive jurisdiction of the aforesaid courts for any action to vacate or set aside an arbitration award hereunder. Each arbitration shall be commenced by, and on the date of, the serving of a statement of claim by the claimant on the respondent ("Commencement"). The claimant shall simultaneously file such statement of claim with the AAA. The arbitral award shall be final and binding and the prevailing party may enter such award in any court having jurisdiction. The panel shall order all expenses and costs of an arbitration, including reasonable counsel and consultant fees, to be paid by the non-prevailing party. In a proceeding in which both parties prevail on different issues in dispute, the panel shall provide in its award for an apportionment of such expenses and costs reasonably reflecting the relative significance of the issues decided. Any disputes as to the reasonableness of counsel fees or other expenses or costs of the prevailing party shall be decided by the same panel. The arbitral award shall incorporate the amount of costs and fees to be paid by the non-prevailing party. By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies or to order any party or parties to request that a court modify or vacate any temporary or preliminary relief issued by that court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect. The parties shall use commercially reasonable efforts to facilitate the expeditious resolution of any Disputes.

         (b) In connection with any Arbitration hereunder, the following specific schedule and content of proceedings shall be adhered to by the parties unless otherwise mutually agreed. There shall be three (3) neutral arbitrators, of whom each party shall appoint one within thirty (30) days of the receipt by the respondent of the statement of claim. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the American Arbitration Association. The two arbitrators so appointed shall select the chair of the arbitral tribunal within thirty (30) days of the appointment of the second arbitrator. If the third arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the American Arbitration Association by providing the parties a list of ten (10) qualified arbitrators and their relevant biographical data. Within ten (10) days after receipt of such list, each party shall return said list to the AAA in which it shall strike three (3) of the arbitrators and rank the remaining arbitrators 1 through 7, 1 being the party's first choice. Unless the parties agree to request an additional list from the AAA, and thus to repeat the process with the same timing, the AAA shall select the arbitrator as promptly as possible having the highest combined preference based upon the rankings of the parties. Upon written notice by the AAA to the parties of the third arbitrator selected, the panel shall be seated. The arbitrator who shall serve as chair of the tribunal shall not be a national of the United States or Brazil.

         (c) In order to facilitate the comprehensive resolution of related disputes, all claims between any of the parties to this Agreement that arise under or in connection with this Agreement and/or any of the Related Agreements (other than the Escrow Agreement) may be brought in a single arbitration. Upon the request of any party to an arbitration proceeding constituted under this Agreement, the arbitral tribunal shall consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto relating to any of the Related Agreements (other than the Escrow Agreement) if the arbitrators determine that (i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise. In the case of all arbitration proceedings hereunder, the award of the arbitrators shall be final and fully effective as between the parties when the award is issued to the parties without regard to the filing by any party of judicial proceedings seeking to set aside, vacate or modify the award. If proceedings are filed as to any award and a final judicial determination is made setting aside, vacating or modifying the award, the parties shall take all appropriate actions to comply with such determination, including the revocation or unwinding of any actions taken or restoration of any payments made pursuant to the arbitral award with interest thereon at the prevailing rate. In any consolidated arbitration held pursuant to this Section 12.11(c), the procedures to be followed shall be the arbitration procedures set forth in Sections 13.2 and 13.2 of the Marketing Agreement.

         Section 12.12. Counterparts; Facsimiles. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument and shall become effective when copies hereof, bearing the signatures of each of the Parties, shall have been received by the Company, each of the Stockholders, ODC and AOL. Facsimile signatures to this Agreement and each of the exhibits attached hereto shall be effective if promptly followed by the original signed Agreement or exhibit, as the case may be.

         Section 12.13 Governing Law. This Agreement, and the rights and liabilities of the Parties hereunder, shall be governed by the substantive laws of the State of Delaware, USA without giving effect to its rules relating to conflict of laws.



         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                         AMERICA ONLINE LATIN AMERICA, INC.


                                         By: /s/ James Aguirre
                                            ----------------------------
                                         Name:   James Aguirre
                                         Title:  CFO


                                         BANCO ITAU, S.A.

WITNESS:
                                         By: /s/ Roberto Egydio Setubal
                                            ----------------------------
By:/s/ Sandra Regina de Barros Dietri    Name:  Roberto Egydio Setubal
   ----------------------------------    Title: President and Chief Executive
Name:  Sandra Regina de Barros Dietri           Officer
Title: Assistant

WITNESS:
                                         By: /s/ Milton Luis Ubach Monteiro
                                            --------------------------------
By: /s/ Daniel Sposito Pastore           Name:  Milton Luis Ubach Monteiro
   ---------------------------------     Title: Executive Vice President
Name:  Daniel Sposito Pastore
Title: Assistant


                                         BANCO BANERJ, S.A.

WITNESS:
                                         By: /s/ Roberto Egydio Setubal
                                            ----------------------------
                                         Name:   Roberto Egydio Setubal
By: /s/ Sandra Regina de Barros Dietri   Title:  President
   -----------------------------------
Name:  Sandra Regina de Barros Dietri
Title: Assistant


WITNESS:
                                         By: /s/ Ronald Anton de Jongh
                                            ---------------------------
                                         Name:  Ronald Anton de Jongh
By: /s/ Daniel Sposito Pastore           Title: Executive Director
   ----------------------------
Name:  Daniel Sposito Pastore
Title: Assistant


WITNESS:
                                         BANCO ITAU, S.A. - CAYMAN BRANCH


By: /s/ Sandra Regina de Barros Dietri   By: /s/ Fernando A. N. Lima
   -----------------------------------      -----------------------
Name:  Sandra Regina de Barros Dietri    Name:  Fernando A. N. Lima
Title: Assistant                         Title: Managing Director


WITNESS:
                                         By: /s/ Gabriela Romano
                                            -----------------------
                                         Name:  Gabriela Romano
By: /s/ Daniel Sposito Pastore           Title: Attorney
   ----------------------------
Name:  Daniel Sposito Pastore
Title: Assistant
                                         ITAU BANK LIMITED


WITNESS:
                                         By: /s/ Fernando A. N. Lima
                                             -----------------------
                                         Name:  Fernando A. N. Lima
By: /s/ Sandra Regina de Barros Dietri   Title: Director
   -----------------------------------
Name:  Sandra Regina de Barros Dietri
Title: Assistant


WITNESS:
                                         By: /s/ Roberto E. Setubal
                                            -----------------------
                                         Name:  Roberto E. Setubal
By: /s/ Daniel Sposito Pastore           Title: President
   ---------------------------
Name:  Daniel Sposito Pastore
Title: Assistant



The parties signing below are signing for the limited purpose of joining the covenants contained in Sections 10.1(g), 10.2, 10.3, 10.4 and 10.5 of this Agreement.

                                    AMERICA ONLINE, INC.


                                    By: /s/ Joseph A. Ripp
                                       ---------------------------------------
                                    Name:  Joseph A. Ripp
                                    Title: Executive Vice President and
                                           Chief Financial Officer


                                    ASPEN INVESTMENTS LLC


                                    By: /s/ Steven I. Bandel
                                       ---------------------------------------
                                    Name:  Steven I. Bandel
                                    Title: President


                                    ATLANTIS INVESTMENTS LLC


                                    By: /s/ Steven I. Bandel
                                       ---------------------------------------
                                    Name:  Steven I. Bandel
                                    Title: President